Q1 FY20 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces First Quarter Fiscal Year 2020 Results including
5% Revenue Growth and 50% Software Growth
Generates First Quarter GAAP EPS of $1.62 and non-GAAP EPS of $2.55 per diluted share
SEATTLE, WA - January 27, 2020 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal first quarter ended December 31, 2019.
“To better meet our customers’ changing application demands we have invested to deliver our world-class applications services across a wider range of deployment and consumption models,” said François, Locoh-Donou, CEO and President of F5 Networks. “As a result, customers are increasingly deploying F5 in multi-cloud environments, driving a revenue mix shift toward software. During our first quarter, customer demand for our software solutions and related services and support drove 50% software revenue growth and 5% revenue growth.”
“Digital transformation has changed the competitive stakes for nearly every business on the planet,” continued Locoh-Donou. Customers are seeking a trusted partner that enables them to deliver new digital services to market faster, in a multi-cloud world while ensuring their applications and users remain secure. At F5, we envision a future where all businesses can deploy new applications, or make changes to existing applications in minutes, not days. We are transforming F5 to make that vision a reality for our customers; to enable, support and secure every application, across any environment, with a consistent set of enterprise-grade services.”
First Quarter Performance Summary
Revenue of $569.3 million for the first quarter of fiscal year 2020 reflects 5% growth from $543.8 million in the first quarter of fiscal year 2019, driven by software solutions revenue growth of 50%.
GAAP net income for the first quarter of fiscal year 2020 was $98.5 million, or $1.62 per diluted share compared to first quarter fiscal year 2019 GAAP net income of $130.9 million, or $2.16 per diluted share.
Non-GAAP net income for the first quarter of fiscal year 2020 was $155.4 million, or $2.55 per diluted share, compared to $163.5 million, or $2.70 per diluted share, in the first quarter of fiscal year 2019. Non-GAAP net income for the first quarter of fiscal year 2020 excludes $47.7 million in stock-based compensation, $8.3 million in acquisition-related charges, $7.8 million in restructuring costs, $4.6 million in amortization of purchased intangible assets, and $1.8 million in facility-exit costs.
A reconciliation of net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the second quarter of fiscal year 2020 ending March 31, 2020, F5 expects to deliver non-GAAP revenue in the range of $580 million to $590 million with non-GAAP earnings in the range of $2.14 to $2.17 per diluted share. The

Q1 FY20 Earnings Release	Page 2 of 4

Company’s outlook for its fiscal second quarter includes anticipated contribution from Shape Security following the transaction close on January 24, 2020.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the impact of income tax reform, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, January 27, 2020, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S., dial 866-209-3822 and request the F5 Networks call. Outside the U.S., dial +1-647-689-5683. Please call 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, projected and target revenue and earnings ranges, income, earnings per share, share amounts and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new security, application delivery, optimization, and software and SaaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; F5 may not realize the financial and strategic goals that are contemplated through its acquisitions and F5 may not successfully operate and integrate newly-acquired businesses appropriately; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated

Q1 FY20 Earnings Release	Page 3 of 4

financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock and employee stock purchases through the company’s ESPP. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Acquisition-related charges and write-downs, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP

Q1 FY20 Earnings Release	Page 4 of 4

measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) powers applications from development through their entire lifecycle, across any multi-cloud environment, so our customers-enterprise businesses, service providers, governments, and consumer brands-can deliver differentiated, high-performing, and secure digital experiences. For more information, go to f5.com. You can also follow @f5networks on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	September 30,
	2019	2019
ASSETS
Current assets
Cash and cash equivalents	$735,457	$599,219
Short-term investments	426,761	373,063
Accounts receivable, net of allowances of $3,304 and $3,259	354,668	322,029
Inventories	32,381	34,401
Other current assets	188,204	182,874
Total current assets	1,737,471	1,511,586
Property and equipment, net	229,800	223,426
Operating lease right-of-use assets	303,435	—
Long-term investments	312,044	358,402
Deferred tax assets	29,380	27,701
Goodwill	1,065,379	1,065,379
Other assets, net	197,851	203,781
Total assets	$3,875,360	$3,390,275
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$52,407	$62,627
Accrued liabilities	250,350	235,869
Deferred revenue	847,750	807,030
Total current liabilities	1,150,507	1,105,526
Other long-term liabilities	62,611	131,853
Deferred revenue, long-term	390,223	391,086
Deferred tax liabilities	258	313
Operating lease liabilities	342,303	—
Total long-term liabilities	795,395	523,252
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,803 and 60,367 shares issued and outstanding	211,217	142,597
Accumulated other comprehensive loss	(18,376)	(19,190)
Retained earnings	1,736,617	1,638,090
Total shareholders’ equity	1,929,458	1,761,497
Total liabilities and shareholders’ equity	$3,875,360	$3,390,275

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2019	2018
Net revenues
Products	$234,536	$233,877
Services	334,769	309,893
Total	569,305	543,770
Cost of net revenues (1)(2)(3)
Products	42,118	42,410
Services	46,524	44,304
Total	88,642	86,714
Gross profit	480,663	457,056
Operating expenses (1)(2)(3)(4)
Sales and marketing	195,519	164,259
Research and development	96,005	92,038
General and administrative	59,004	42,543
Restructuring charges	7,800	—
Total	358,328	298,840
Income from operations	122,335	158,216
Other income, net	5,220	7,095
Income before income taxes	127,555	165,311
Provision for income taxes	29,028	34,406
Net income	$98,527	$130,905

Net income per share — basic	$1.62	$2.17
Weighted average shares — basic	60,649	60,216

Net income per share — diluted	$1.62	$2.16
Weighted average shares — diluted	60,815	60,645

Non-GAAP Financial Measures
Net income as reported	$98,527	$130,905
Stock-based compensation expense (5)	47,661	38,689
Amortization of purchased intangible assets	4,588	1,774
Facility-exit costs	1,757	2,456
Acquisition-related charges	8,266	—
Restructuring charges	7,800	—
Tax effects related to above items	(13,234)	(10,286)
Net income excluding stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$155,365	$163,538

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.55	$2.70

Weighted average shares - diluted	60,815	60,645

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$5,489	$5,088
Sales and marketing	21,766	15,519
Research and development	11,202	10,292
General and administrative	9,204	7,790
	$47,661	$38,689

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$3,097	$1,043
Sales and marketing	961	206
General and administrative	530	525
	$4,588	$1,774

(3) Includes facility-exit costs as follows:
Cost of net revenues	$321	$343
Sales and marketing	686	868
Research and development	745	920
General and administrative	5	325
	$1,757	$2,456

(4) Includes acquisition-related charges as follows:
Sales and marketing	$409	$—
Research and development	34	—
General and administrative	7,823	—
	$8,266	$—

(5)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	December 31,
	2019	2018
Operating activities
Net income	$98,527	$130,905
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	47,661	38,689
Depreciation and amortization	18,979	14,001
Non-cash operating lease costs	8,703	—
Other	(31)	251
Deferred income taxes	(1,714)	2,714
Changes in operating assets and liabilities:
Accounts receivable	(32,683)	(28,921)
Inventories	2,020	(991)
Other current assets	(5,494)	(26,777)
Other assets	2,011	(157)
Accounts payable and accrued liabilities	(23,606)	2,022
Deferred revenue	39,856	66,122
Lease liabilities	(10,217)	—
Net cash provided by operating activities	144,012	197,858
Investing activities
Purchases of investments	(180,557)	(190,884)
Maturities of investments	150,697	151,537
Sales of investments	22,764	—
Purchases of property and equipment	(22,304)	(21,046)
Net cash used in investing activities	(29,400)	(60,393)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	20,959	18,900
Repurchase of common stock	—	(101,032)
Net cash provided by (used in) financing activities	20,959	(82,132)
Net increase in cash, cash equivalents and restricted cash	135,571	55,333
Effect of exchange rate changes on cash, cash equivalents and restricted cash	820	46
Cash, cash equivalents and restricted cash, beginning of period	602,254	425,894
Cash, cash equivalents and restricted cash, end of period	$738,645	$481,273
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$12,707	$—
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$394,315	$—
Capitalized leasehold improvements paid directly by landlord	$—	$15,384